EXHIBIT 99.1

BRP GROUP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS
- Fourth Quarter 2019 Revenue Grows 75% Year-Over-Year (12% Organic Growth) to $36.6 Million -
- Full Year 2019 Revenue Grows 73% Year-Over-Year (10% Organic Growth) to $137.8 Million -
- Pro Forma 2019 Revenue, Including Revenue from Partnerships in Unowned Period, of $152.6 Million -
- Full Year 2019 Organic Plus “MGA of the Future” Revenue Growth of 17% -
TAMPA, FLORIDA - March 24, 2020 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the quarter and full year ended December 31, 2019.
FOURTH QUARTER 2019 AND SUBSEQUENT EVENT HIGHLIGHTS

•	Revenue increased 75% year-over-year to $36.6 million

•	Organic Revenue Growth(1) of 12% versus the prior-year period

•	“MGA of the Future” revenue(2) grew 34% to $9.5 million, compared to $7.1 million in the prior-year period

•	Organic Revenue Growth would have been 17% if including “MGA of the Future” revenue growth

•
GAAP net loss of $26.9 million - which included $2.5 million of one-time expenses related to the Company's Initial Public Offering; $3.8 million of share-based compensation; a $6.6 million loss on extinguishment of debt (related to repayment of subordinated debt in connection with the Initial Public Offering); and $12.9 million of expenses related to a contingent earnout liability for “MGA of the Future” - and GAAP loss per share of $0.48

•	Adjusted Net Income of $3.8 million, or $0.06 per fully diluted share

•
“MGA of the Future” policies in force grew by 18,847 to 374,591 at December 31, 2019 from 355,744 at September 30, 2019. Comparatively, in the fourth quarter 2018, before “MGA of the Future” was owned by BRP Group, policies in force grew sequentially by 11,835

•	Adjusted EBITDA(3) more than doubled to $5.9 million compared to $2.6 million in the prior-year period

•	Adjusted EBITDA Margin(3) of 16%, compared to 12% in the prior-year period

•	Upsized revolving credit facility to $225.0 million and improved cost of capital by 150 basis points. The facility was subsequently upsized to $300.0 million in March 2020

•	Subsequent to year-end 2019, closed four Partner acquisitions that generated total annualized revenue of over $30 million for the twelve-month period pre-acquisition
FULL YEAR 2019 HIGHLIGHTS

•	Revenue increased 73% year-over-year to $137.8 million

•	Pro Forma Revenue(4) grew 75% year-over-year to $152.6 million

•	Organic Revenue Growth(1) of 10% compared to the prior year

•	“MGA of the Future” revenue(2) grew 38% to $39.0 million, compared to $28.2 million in the prior year

•	Organic Revenue Growth would have been 17% if including “MGA of the Future” revenue

•
GAAP net loss of $22.5 million - which included $4.7 million of one-time expenses related to the Company’s Initial Public Offering; $4.6 million of share-based compensation; $6.7 million of loss on extinguishment of debt (related to repayment of subordinated debt in connection with the Initial Public Offering and March refinancing) and $14.6 million of expenses related to a contingent earnout liability for “MGA of the Future” - and GAAP loss per share of $0.48

•	Adjusted Net Income of $16.8 million, or $0.27 per fully diluted share

•	“MGA of the Future” policies in force grew by 99,393, or 36%, year-over-year to 374,591 at December 31, 2019 from 275,198 at December 31, 2018

•	Adjusted EBITDA(3) grew 78% to $28.5 million, compared to $16.0 million in the prior year

•	Adjusted EBITDA Margin(3) of 21%, compared to 20% in the prior year

•
Pro Forma Adjusted EBITDA(5) of $34.0 million and Pro Forma Adjusted EBITDA Margin(5) of 22% (Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin excludes all Partnerships closed after December 31, 2019)

•	Closed six Partner acquisitions during 2019 that generated total annualized revenue of approximately $46.9 million for the twelve-month period pre-acquisition
“2019 marked another year of strong organic and total growth for BRP Group and we believe that continued operational enhancements and ongoing investments into our platform have positioned us well for our long-term future,” said Trevor Baldwin, Chief Executive Officer of BRP Group.  “Our ‘MGA of the Future’ platform continued to outperform during 2019 and will become part of our organic growth print beginning in the second quarter of 2020. Finally, while we are closely monitoring COVID-19’s impact on the macroeconomic environment, we continue to prudently pursue our strategic objectives, which we believe should generate significant long-term value for our shareholders.”
“In 2019, we made significant strides enhancing our capital structure and reducing our cost of capital,” said Kris Wiebeck, Chief Financial Officer of BRP Group. “In addition, earlier this month, we acted prudently due to ongoing macro conditions to further increase our committed capacity to $300 million, which provides us with additional financial strength and flexibility as we thoughtfully navigate through the current economic environment. As of today we have less than 1x net leverage on our balance sheet and approximately $280 million of cash and borrowing capacity.”
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2019, cash and cash equivalents were $67.7 million and there was $40.4 million of long-term debt outstanding.
On October 28, 2019, BRP Group sold an aggregate of 18,859,300 shares of Class A common stock including 2,459,300 shares pursuant to the underwriters’ over-allotment option, which subsequently settled on November 26, 2019. The shares were sold at an initial offering price of $14.00 per share for net proceeds of $241.4 million after deducting underwriting discounts and commissions of $17.8 million and net offering expenses of $4.8 million payable by BRP. The Company used a portion of the proceeds from the Initial Public Offering to repay the outstanding indebtedness and accrued interest under the Villages Credit Agreement of $89.0 million and concurrently closed the Villages Credit Agreement.
As of December 31, 2019, the Company had aggregate borrowing capacity of $225.0 million under its revolving credit facility, along with an accordion feature that allows the Company to increase the aggregate borrowing capacity from $225.0 million to $300.0 million. In March 2020, the Company increased the committed borrowing amount under the revolving credit facility to $300.0 million.

WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss fourth quarter 2019 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A replay will be available following the end of the call through Tuesday, April 7, 2020, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 13700090. A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 450,000 clients across the United States and internationally, with approximately 50 offices in seven states. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES

(1)
Organic Revenue for the three months ended December 31, 2018 used to calculate Organic Revenue Growth for the three months ended December 31, 2019 was $20.8 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the three months ended December 31, 2019. Organic Revenue for the year ended December 31, 2018 used to calculate Organic Revenue Growth for the year ended December 31, 2019 was $79.9 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the year ended December 31, 2019. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(2)
“MGA of the Future” was acquired by the Company on April 1, 2019 and as a result is not included in the Organic Revenue Growth calculation above because it has not reached the twelve-month owned mark. Since “MGA of the Future” was not acquired by the Company until April 1, 2019, the revenue of “MGA of the Future” for the prior-year period is not included in the consolidated results of operations for the Company for such period and the 34% and 38% revenue growth rates for the three months and year ended December 31, 2019 were calculated including periods during which “MGA of the Future” was not owned by the Company.

(3)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(4)
Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(5)
Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2019, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032
IR@baldwinriskpartners.com

PRESS
Rachel Carr
Baldwin Risk Partners
(813) 418-5166
Rachel.carr@baldwinriskpartners.com

BRP GROUP, INC.
Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2019	2018	2019	2018
Revenues:
Commissions and fees	$36,560	$20,856	$137,841	$79,880

Operating expenses:
Commissions, employee compensation and benefits	29,887	13,767	96,955	51,654
Other operating expenses	7,865	5,073	24,576	14,379
Amortization expense	3,214	769	10,007	2,582
Change in fair value of contingent consideration	14,051	351	10,829	1,228
Depreciation expense	82	141	542	508
Total operating expenses	55,099	20,101	142,909	70,351

Operating income (loss)	(18,539)	755	(5,068)	9,529

Other income (expense):
Interest expense, net	(1,757)	(1,613)	(10,640)	(6,625)
Loss on extinguishment of debt	(6,617)	—	(6,732)	—
Other income (expense), net	(1)	(5)	3	(215)
Total other expense	(8,375)	(1,618)	(17,369)	(6,840)

Income (loss) before income taxes	(26,914)	(863)	(22,437)	2,689
Income tax expense	17	—	17	—
Net income (loss)	(26,931)	(863)	(22,454)	2,689
Less: net income (loss) attributable to noncontrolling interests	(18,281)	603	(13,804)	3,313
Net loss attributable to BRP Group, Inc.	$(8,650)	$(1,466)	$(8,650)	$(624)

Comprehensive income (loss)	$(26,931)	$(863)	$(22,454)	$2,689
Comprehensive income (loss) attributable to noncontrolling interests	(18,281)	603	(13,804)	3,313
Comprehensive loss attributable to BRP Group, Inc.	(8,650)	(1,466)	(8,650)	(624)

Basic and diluted net loss per share	$(0.48)		$(0.48)
Basic and diluted weighted-average shares of Class A common stock outstanding	17,916,735		17,916,735

BRP GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$67,689	$7,995
Restricted cash	3,382	—
Premiums, commissions and fees receivable, net	58,793	29,385
Prepaid expenses and other current assets	3,019	1,097
Due from related parties	43	117
Total current assets	132,926	38,594
Property and equipment, net	3,322	2,148
Other assets	5,600	3,575
Intangible assets, net	92,450	29,744
Goodwill	164,470	65,764
Total assets	$398,768	$139,825
Liabilities, Mezzanine Equity and Stockholders’/Members’ Equity (Deficit)
Current liabilities:
Premiums payable to insurance companies	$50,541	$23,196
Producer commissions payable	7,470	3,955
Accrued expenses and other current liabilities	12,334	5,247
Current portion of long-term debt	—	527
Current portion of contingent earnout liabilities	2,480	302
Total current liabilities	72,825	33,227
Revolving lines of credit	40,363	33,861
Related party debt	—	36,880
Long-term debt, less current portion	—	1,497
Contingent earnout liabilities, less current portion	46,289	8,947
Other liabilities	2,017	2,610
Total liabilities	161,494	117,022
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	23	46,208
Redeemable members’ capital	—	39,354
Stockholders’/members’ equity (deficit):
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 19,362,984 shares issued and outstanding at December 31, 2019	194	—
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized; 43,257,738 shares issued and outstanding at December 31, 2019	4	—
Additional paid-in capital	82,425	—
Retained earnings (deficit)	(8,650)	—
Members’ deficit	—	(63,606)
Notes receivable from stockholders/members	(688)	(90)
Total stockholders’ equity attributable to BRP Group, Inc./ members’ equity (deficit)	73,285	(63,696)
Noncontrolling interest	163,966	937
Total stockholders’/members’ equity (deficit)	237,251	(62,759)
Total liabilities, mezzanine equity and stockholders’/members’ equity (deficit)	$398,768	$139,825

BRP GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income (loss)	$(22,454)	$2,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,549	3,090
Amortization of deferred financing costs	1,312	118
Loss on extinguishment of debt	6,732	—
Issuance of Voting Common Units to redeemable common equity holder	—	3,009
Issuance and vesting of Management Incentive Units to Members	1,334	309
Participation unit compensation	50	158
Stock-based compensation expense	3,227	1,240
Change in fair value of contingent consideration	10,829	1,228
Payment of contingent earnout consideration in excess of purchase price accrual	(8)	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(6,000)	663
Prepaid expenses and other assets	(2,631)	(1,347)
Due from related parties	74	(117)
Accounts payable, accrued expenses and other current liabilities	9,000	1,306
Other liabilities	—	(553)
Net cash provided by operating activities	12,014	11,793
Cash flows from investing activities:
Capital expenditures	(1,718)	(525)
Investment in business venture	(200)	—
Cash consideration paid for asset acquisitions, net of cash received	(679)	(6,909)
Cash consideration paid for business combinations, net of cash received	(98,423)	(35,092)
Net cash used in investing activities	(101,020)	(42,526)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	246,208	—
Purchase of LLC Units from shareholders	(31,332)	—
Payment of Initial Public Offering costs	(4,840)	—
Payment of contingent earnout consideration	(167)	(2,892)
Payment of guaranteed earnout consideration	(813)	(187)
Proceeds from revolving line of credit	69,592	24,451
Repayments of revolving line of credit	(66,200)	—
Proceeds from related party debt	49,845	24,470
Repayments of related party debt	(88,425)	—
Repayments of long-term debt	(204)	(526)
Payments of debt issuance and debt extinguishment costs	(481)	(356)
Proceeds from advisor incentive buy-ins	746	175
Proceeds received from repayment of stockholder/member notes receivable	164	—
Proceeds from issuance of Non-Voting Common Units	998	200
Repurchase of Voting Common Units from Members	(12,500)	—
Contributions	40	220
Distributions	(10,549)	(9,950)
Net cash provided by financing activities	152,082	35,605
Net increase in cash and cash equivalents and restricted cash	63,076	4,872
Cash and cash equivalents and restricted cash at beginning of year	7,995	3,123
Cash and cash equivalents and restricted cash at end of year	$71,071	$7,995

OPERATING GROUP RESULTS

($mm)	For the Three Months Ended December 31,			For the Years Ended December 31,
Revenue	2019	2018	% change	2019	2018	% change
Middle Market	$14.912	$10.309	45%	$56.394	$36.629	54%
Specialty	12.416	2.873	332%	44.913	12.729	253%
MainStreet	6.591	5.230	26%	25.533	20.940	22%
Medicare	2.641	2.444	8%	11.001	9.582	15%
Total	$36.560	$20.856	75%	$137.841	$79.880	73%

Net Income (Loss)
Middle Market	$(0.824)	$0.395	(309)%	$9.651	$3.338	189%
Specialty	(12.522)	(0.262)	n/a	(10.932)	0.621	n/a
MainStreet	1.924	0.776	148%	6.520	4.645	40%
Medicare	0.450	0.702	(36)%	3.283	3.024	9%
Total	$(10.972)	$1.611	(781)%	$8.522	$11.628	(27)%
Note: totals may not foot due to rounding
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted EPS (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to the Initial Public Offering and loss on modification and extinguishment of debt. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;

•	do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	do not reflect stock-based compensation expense and other non-cash charges; and

•	exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new Partners and (ii) the impact of the change in our method of accounting for commissions and fees from contracts with customers as a result of the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, effective January 1, 2018, under the New Revenue Standard on our 2018 commissions and fees when the impact is measured across periods that are not comparable. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2018 are excluded from Organic Revenue for 2018. However, after June 1, 2019, results from June 1, 2018 to December 31, 2018 for such Partners are compared to results from June 1, 2019 to December 31, 2019 for purposes of calculating Organic Revenue Growth in 2019. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for amortization, and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to the Initial Public Offering and loss on modification and extinguishment of debt. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands)	2019	2018	2019	2018
Commissions and fees	$36,560	$20,856	$137,841	$79,880

Net income (loss)	$(26,931)	$(863)	$(22,454)	$2,689
Adjustments to net income (loss):
Change in fair value of contingent consideration	14,051	351	10,829	1,228
Interest expense, net	1,757	1,613	10,640	6,625
Amortization expense	3,214	769	10,007	2,582
Loss on extinguishment of debt	6,617	—	6,732	—
Initial Public Offering expenses	2,525	—	4,739	—
Share-based compensation	3,788	429	4,561	1,549
Transaction-related Partnership expenses	668	—	2,204	682
Depreciation expense	82	141	542	508
Severance related to Partnership activity	29	—	329	—
Income tax provision	17	—	17	—
Other	99	160	375	180
Adjusted EBITDA	$5,916	$2,600	$28,521	$16,043
Adjusted EBITDA Margin	16%	12%	21%	20%
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended December 31, 2019	For the Year Ended December 31, 2019
(in thousands)
Commissions and fees	$36,560	$137,841
Partnership commissions and fees (1)	(13,275)	(50,163)
Organic Revenue (2)	$23,285	$87,678
Organic Revenue Growth (2)	2,435	7,780
Organic Revenue Growth % (2)	12%	10%
__________

(1)	Includes the first twelve months of such commissions and fees generated from newly acquired Partners.

(2)
Organic Revenue for the three months and year ended December 31, 2018 used to calculate Organic Revenue Growth for the three months and year ended December 31, 2019 was $20.8 million and $79.9 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three months and year ended December 31, 2019, respectively.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net loss attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted net loss per share attributable to BRP Group, Inc. Class A common stock:

(in thousands)	For the Three Months Ended December 31, 2019	For the Year Ended December 31, 2019
Net loss attributable to BRP Group, Inc.	$(8,650)	$(8,650)
Net loss attributable to noncontrolling interests	(18,281)	(13,804)
Change in fair value of contingent consideration	14,051	10,829
Amortization expense	3,214	10,007
Loss on extinguishment of debt	6,617	6,732
Initial Public Offering expenses	2,525	4,739
Share-based compensation	3,788	4,561
Transaction-related Partnership expenses	668	2,204
Amortization of deferred financing costs	195	1,312
Severance related to Partnership activity	29	329
Other	99	375
Adjusted pre-tax income	4,255	18,634
Adjusted income taxes (1)	421	1,845
Adjusted Net Income	$3,834	$16,789

Weighted-average shares of Class A common stock outstanding - diluted	17,917	17,917
Dilutive effect off unvested restricted shares of Class A common stock	330	330
Exchange of Class B shares (2)	43,194	43,194
Adjusted dilutive weighted-average shares outstanding	61,441	61,441

Adjusted Diluted EPS	$0.06	$0.27

Diluted net loss per share	$(0.48)	$(0.48)
Effect of exchange of Class B shares and net loss attributable to noncontrolling interests per share	0.04	0.11
Other adjustments to net loss per share	0.51	0.67
Adjusted income taxes per share	(0.01)	(0.03)
Adjusted Diluted EPS	$0.06	$0.27
___________

(1)	Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.

(2)	Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.
Pro Forma Revenue
The following table reconciles Pro Forma Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

For the Year Ended December 31, 2019
Commissions and fees	$137,841
Revenue for 2019 Partnerships in the unowned period	14,769
Pro Forma Revenue	$152,610

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

For the Year Ended December 31, 2019
Pro Forma Revenue	$152,610

Net loss	$(22,454)
Net loss for 2019 Partnerships in the unowned period	(472)
Pro Forma Net Loss	(22,926)
Adjustments to pro forma net loss:
Interest expense, net	14,768
Amortization expense	11,866
Change in fair value of contingent consideration	10,829
Loss on extinguishment of debt	6,732
Initial Public Offering expenses	4,739
Share-based compensation	4,561
Transaction-related Partnership expenses	2,204
Depreciation expense	542
Severance related to Partnership activity	329
Income tax provision	17
Other	375
Pro Forma Adjusted EBITDA	$34,036
Pro Forma Adjusted EBITDA Margin	22%

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Clients	Our insureds

Colleagues	Our employees

Exchange Act	Securities Exchange Act of 1934, as amended

Fiduciary Partners	Fiduciary Partners Retirement Group, Inc., Fiduciary Partners Group, LLC and Fiduciary Partners Investment Consulting, LLC, a Middle Market Partnership effective July 1, 2019

Foundation Insurance	Foundation Insurance of Florida, LLC, a MainStreet Partnership effective August 1, 2019

GAAP	Accounting principles generally accepted in the United States of America

Initial Public Offering
BRP Group Inc.’s initial public offering of its Class A common stock completed on October 28, 2019 in which it sold 18,859,300 shares, including 2,459,300 shares pursuant to the underwriters’ over-allotment option that subsequently settled on November 26, 2019

JPMorgan Credit Agreement
Fourth amended and restated credit agreement between Baldwin Risk Partners, LLC, as borrower, JPMorgan Chase Bank, N.A., as agent and lender, and the several banks and other financial institutions as lenders entered into on December 19, 2019, pursuant to an amendment and restatement agreement between Baldwin Risk Partners, LLC, as borrower, Cadence Bank, N.A., as existing agent and lender, JPMorgan Chase Bank, N.A., as successor agent and lender, and the several banks and other financial institutions as lenders entered into on December 19, 2019, as amended by the Incremental Facility Amendment No. 1 entered into on March 12, 2020

Lykes	Lykes Insurance, Inc., a Middle Market Partnership effective March 1, 2019

MSI	Millennial Specialty Insurance LLC, a Specialty Partnership effective April 1, 2019

Operating Groups	Our reportable segments

Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers

Partnerships	Strategic acquisitions made by the Company

SEC	U.S. Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

Villages Credit Agreement	Amended and restated credit agreement between Baldwin Risk Partners, LLC as borrower and Holding Company of the Villages, Inc. as lender entered into on March 13, 2019